Exhibit 107

(Prospectus for

Common Shares)

Calculation of Filing Fee Table

PROSPECTUS

under

FORM S-3 (No. 333-238249)

(Form Type)

Camden Property Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (1) (2)

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares	Rule 457(o) and (r)	(1)	(1)	$500,000,000	0.0001102	$55,100

Fees Previously Paid	N/A

Carry Forward Securities

N/A

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Before reduction by the fee offset claimed in Table 2 below, calculated in accordance with Rule 457(p). After such reduction, the net fee payable, and contemporaneously paid, is $8,750.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated With Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated With Fee Offset Claimed	Unsold Aggregate Offering Amount Associated With Fee Offset Claimed	Fee Paid With Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A

Fee Offset Sources	N/A

Rule 457(p)

Fee Offset Claims (1)	Camden Property Trust	ASR S-3	333- 238249	May 14, 2020			Equity	Common Shares

Fee Offset Sources (1)	Camden Property Trust	Prospectus 424(b)(5)	333- 238249		May 13, 2022	$46,350			(2)	$500,000,000	$46,350

(1)

The Registrant’s prospectus supplement, dated and filed under Rule 424(b)(5) on May 13, 2022, under Registration Statement No. 333-238249, offered up to $500,000,000 Common Shares all of which remain unsold, the offering made by such prospectus supplement having been terminated. In connection with such prospectus supplement, the Registrant paid a contemporaneous filing fee of $46,350 in respect of Common Shares with a maximum aggregate offering price of $500,000,000, all of which such filing fee is allocable to such shares remain unsold. Accordingly, the Registrant hereby claims a fee offset in such amount pursuant to Rule 457(p).

(2)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price of $500,000,000, and Rule 457(r) under the Securities Act of 1933, as amended.